Exhibit 10.11

Description of Material Terms of Consulting Agreement with Kathleen Morgan

Kathleen Morgan was paid a consulting fee by SouthPeak Interactive, L.L.C. for management consulting services beginning in 2006 and continuing until June 30, 2007. There was no written consulting agreement. The consulting fee paid was equal to $8,000 per month.